Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

OPAL Fuels Inc.

White Plains, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2023, relating to the consolidated financial statements of OPAL Fuels Inc., appearing in the Company’s Annual Report on Form 10-K of OPAL Fuels Inc. for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.A.

Stamford, Connecticut

August 11, 2023